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                                  EXHIBIT 99.1

                                  PRESS RELEASE

                                        CONTACT:  Randy Smith (816) 243-2113


FOR IMMEDIATE RELEASE

                           VANGUARD AIRLINES ANNOUNCES
                 INTENTION TO OFFER CONVERTIBLE PREFERRED STOCK

KANSAS CITY, MO---August 5, 1996---Vanguard Airlines, Inc. (the "Company") (NASDAQ: VNGD) announced today that it intends to make an underwritten public offering of convertible preferred stock in the amount of $7.0 million.

In the near future, Vanguard expects to file a registration statement with the Securities and Exchange Commission relating to the preferred stock.

Vanguard currently anticipates that the offering will be made in September, 1996.

The offering will be made only by means of a prospectus.